As filed with the Securities and Exchange Commission on August 10, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INNOVATE CORP.
(Exact name of registrant as specified in its charter)

Delaware	54-1708481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
295 Madison Ave., 12th Floor
New York, NY 10017
(212) 235-2691
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul K. Voigt
Interim Chief Executive Officer
295 Madison Ave., 12th Floor
New York, NY 10017
(212) 235-2691
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Sean A. O’Neal, Esq.
Adam Fleisher, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Telephone: (212) 225-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Securities Act”), as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 10, 2026
PROSPECTUS
INNOVATE CORP.

$100,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, from time to time, together or separately, any of the securities below having a maximum aggregate offering price of $100,000,000:

•    shares of our common stock;
•    shares of our preferred stock, which may be issued in one or more series;
•    depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;
•    warrants to purchase shares of our common stock or shares of our preferred stock;
•    subscription rights to purchase shares of our common stock or shares of our preferred stock;
•    purchase contracts to purchase shares of our common stock or shares of our preferred stock; and
•    purchase units, each representing ownership of a purchase contract or preferred securities, including U.S. treasury securities, or
•    any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “VATE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Our business and investment in our securities involve significant risks. See “Risk Factors” on page 6 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “INNOVATE,” the “Company,” “we,” “our” and “us” refer to INNOVATE Corp. and its consolidated subsidiaries, except otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•    our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

•    the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2026; and

•    our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026;

•    our Current Reports on Form 8-K filed with the SEC on June 1, 2026, July 8, 2026, August 3, 2026 and August 10, 2026; and

•    the description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC on May 11, 2017 and April 3, 2023, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

INNOVATE Corp.
295 Madison Ave., 12th Floor
New York, NY 10017
(212) 235-2691

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can often be identified by the use of forward-looking language such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Factors that could cause actual results, events and developments to differ include, without limitation: developments affecting the success, terms or timing of our pending asset sale processes and any future dispositions; developments involving our financing arrangements, including our ability to make required principal and interest payments, comply with covenants, and avoid defaults; our ability to generate sufficient cash flows, , obtain additional financing and execute our business plan; our ability to successfully reposition our business following our asset dispositions, including our ability to identify, finance, consummate and integrate suitable future acquisition opportunities and realize any anticipated benefits,, efficiencies, cost savings, income, margins, growth, economies of scale, or future economic performance from such transactions; capital market conditions; litigation; potential and contingent liabilities; management’s plans; and changes in regulations and taxes.

Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. These forward-looking statements inherently are not guarantees of performance and results, and you are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY

INNOVATE is a diversified holding company that has a portfolio of subsidiaries in a variety of operating segments. We seek to grow these businesses so that they can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. As of June 30, 2026, our three operating platforms or reportable segments, based on management’s organization of the enterprise, are Infrastructure, Life Sciences and Spectrum, plus our Other segment, which includes businesses that do not meet the separately reportable segment thresholds.

As of June 30, 2026, Our principal operating subsidiaries include the following assets:

i.    DBM Global Inc. (“infrastructure” or “DBMG”), a family of companies providing fully integrated structural and steel construction services;
ii.    Pansend Life Sciences, LLC (“Life Sciences” or “Pansend”), our subsidiary focused on supporting healthcare and biotechnology product development;
iii.    HC2 Broadcasting Holdings Inc. and its subsidiaries (“Spectrum” or “Broadcasting”), a strategic operator of Over-The-Air broadcasting stations across the United States including Puerto Rico; and
iv.    Other, which represents all other businesses or investments that do not meet the definition of a segment individually or in the aggregate.

As a result of milestone covenants in certain of the Company’s debt agreements, we were required to commence sales processes for our Infrastructure and Spectrum segments, each of which has resulted in a definitive agreement.

On May 29, 2026, Spectrum entered into a definitive merger agreement with CONX Corp. and a related $105 million bridge loan facility, the consummation of which is subject to customary closing conditions, including regulatory approvals, as more fully described in our Current Report on Form 8-K filed on June 1, 2026 (the “Spectrum Merger”).

On August 7, 2026, the Company entered into a Transaction Agreement (the “DBMG Transaction Agreement”) pursuant to which the Company will effectively sell its 91.21% interest in DBMG to IES Holdings, Inc., a Delaware corporation (“Buyer”), through a merger of DBMG, the consummation of which is subject to customary closing conditions, including regulatory approvals, as more fully described in our Current Report on Form 8-K filed on August 10, 2026 (the “DBMG Sale”).

If consummated, the DBMG Sale and the Spectrum Merger would eliminate substantially all of our consolidated operating revenue, and our assets would consist largely of net proceeds of the DBMG Sale remaining after required payments of indebtedness (including sales of common stock received as a portion of the consideration), of which we expect there to be none, our minority interest in the entity surviving the Spectrum Merger, our remaining Life Sciences segment and limited remaining Other segment activities. The DBMG Sale and Spectrum Merger will, if completed, substantially reshape our business and, as a result, our past financial results will not be a reliable indicator of future performance and historical trends should not be unduly used to anticipate results or trends in future periods. Although our Board of Directors is evaluating various strategic alternatives with a goal to maximize stockholder value, we have not yet identified any particular acquisitions or investments or committed to making any such decision by a particular date. See the section titled “Risk Factors—Risks Related to Our Common Stock” beginning on page 6 of this prospectus for additional information.

Corporate Information

Our principal executive office is located at 295 Madison Ave., 12th Floor, New York, NY 10017, and our telephone number is (212) 235-2691. We maintain a website at https://INNOVATEcorp.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. In addition, we are currently pursuing highly substantial asset dispositions, including the DBMG Sale and the Spectrum Merger, have made substantial changes to our debt arrangements and other liabilities and expect to make further changes. These ongoing actions will substantially alter our business, prospects, cash flow, results of operations and financial position going forward and all information contained herein, including information incorporated by reference, should be evaluated in light of these changes, and potential changes. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to Our Common Stock

If we fail to consummate sufficient asset sales, including the DBMG Sale, or the value of the consideration received is less than anticipated, we would be in violation of covenants under our indebtedness, would likely be unable to satisfy our debt service obligations and may be unable to continue as a going concern.

The indenture governing our 10.50% Senior Secured Notes due 2027 (the “2027 Senior Secured Notes” and such indenture, the “Senior Secured Notes Indenture”) required us to meet certain milestones with respect to strategic alternatives for our operating subsidiaries, including asset sales generating at least $150 million in net proceeds, to be applied to the 2027 Senior Secured Notes. In accordance with the requirements of that indenture, the Company entered into the DBMG Transaction Agreement with Buyer.

If we are unable to consummate the DBMG Sale in a timely manner, we will be in violation of covenants under our 2027 Senior Secured Notes Indenture, which could trigger events of default and cross-defaults across our debt instruments, and could have a material adverse effect on our financial condition, results of operations, and our ability to continue as a going concern. Additionally, if the market price of the Buyer’s common stock to be received as a portion of the consideration for the DBMG Sale falls, the proceeds available to satisfy our obligations under our indebtedness may be reduced.

There can be no assurance that we will have the ability to consummate the DBMG Sale or be successful in any asset sales, additional capital raises, or the refinancing of our existing debt, on attractive terms, or at all nor any assurances that lenders will provide additional extensions, waivers or amendments in the event of future non-compliance with our debt covenants or other possible events of default. Further, there can be no assurance that we will be able to execute a reduction, extension, or refinancing of the debt, or that the terms of any replacement financing would be as favorable as the terms of the debt prior to the maturity dates. There can be no assurance that any of these plans will be successfully implemented or that they will mitigate the conditions that raise substantial doubt about our ability to continue as a going concern.

An investment in our common stock is highly speculative and could result in the loss of all or substantially all of an investor’s investment.

Our common stock involves an unusually high degree of risk in light of the substantial and ongoing changes to our business, capital structure and sources of liquidity and uncertainty as to our ability to continue as a going concern. If completed, the DBMG Sale and Spectrum Merger will eliminate substantially all of our consolidated operating revenue and our primary sources of subsidiary cash flow, and our remaining operations may not generate material revenue or sufficient cash to fund corporate expenses and service remaining obligations. We have substantial indebtedness and other obligations, including near-term maturities, mandatory redemption and prepayment obligations, potential change-of-control payments and preferred stock redemption obligations that we have not been able to satisfy. There is substantial doubt about our ability to continue as a going concern, and the transaction proceeds may be insufficient, unavailable when needed or substantially consumed by creditor claims, transaction costs and required payments before any value is available to common stockholders.

The value of our common stock will depend on highly uncertain matters, including our ability to consummate the DBMG Sale and Spectrum Merger, on anticipated terms and timing or at all, and our ability to realize sufficient proceeds from any sale of the Buyer’s common stock received as a portion of the consideration from the DBMG Sale, the amount and priority of claims against those proceeds, our ability to satisfy or restructure our obligations, the value and liquidity of our retained investments and our ability to identify and execute a viable strategy for our remaining business. Our historical results will not be indicative of our future performance, and we may be left with limited operations, limited liquidity and no reliable source of operating cash flow. Defaults, insolvency or a restructuring could result in substantial dilution, subordination or the complete loss of the interests of common stockholders.

The DBMG Sale and Spectrum Merger, if successful, will materially alter our business profile and may leave us with no material operations or sources of operating revenue, and upon their completion INNOVATE will lose its primary sources of consolidated cash flow, which would materially impair its ability to service its remaining obligations.

We are currently pursuing highly substantial asset dispositions, including the DBMG Sale and the Spectrum Merger. We have also made substantial changes to our debt arrangements and other liabilities and expect to make further changes. These ongoing actions will substantially alter our business, prospects, cash flow, results of operations and financial position going forward and all information contained herein, including information incorporated by reference, should be evaluated in light of these changes, and potential changes.

In particular, the anticipated Spectrum Merger and the DBMG Sale, if completed, would substantially reshape our business and, as a result, our past financial results will not be a reliable indicator of future performance and historical trends should not be unduly used to anticipate results or trends in future periods.

If consummated, the DBMG Sale and the Spectrum Merger would eliminate substantially all of our consolidated operating revenue, and our assets would consist largely of net proceeds of the DBMG Sale remaining after required payments of indebtedness (including sales of common stock received as a portion of the consideration), of which we expect there to be none, our minority interest in the entity surviving the Spectrum Merger, our remaining Life Sciences segment and limited remaining Other segment activities.

Following completion of the DBMG Sale and Spectrum Merger, if successful, our primary source of income is expected to be any dividends or distributions from our minority investments and interest earned on our marketable securities and cash and cash equivalents, as we pursue strategic opportunities. Although our Board of Directors is evaluating various strategic alternatives with a goal to maximize stockholder value, we have not yet identified any particular acquisitions or investments or committed to making any such decision by a particular date. We can provide no assurance that our Board of Directors and management will be able to attract the businesses we identify as viable for our objectives, due to competitive forces in the marketplace beyond our control, or consummate strategic transactions, including the acquisition of assets or a business, on terms and conditions that we believe will be in the best interests of the Company and its stockholders.

Our Infrastructure segment generated revenue of approximately $1,210.3 million for the year ended December 31, 2025 and $771.9 million for the six months ended June 30, 2026 and our Spectrum segment generated revenue of approximately $23.2 million for the year ended December 31, 2025 and $10.7 million for the six months ended June 30, 2026. Taken together, this represented substantially all of the Company's consolidated revenue for those periods. If the DBMG Sale and Spectrum Merger are consummated, the Company's remaining operations will consist primarily of Pansend and its Other segment, which together generated only a small fraction of consolidated revenue for the same period. As a result, our future financial results will differ materially from our historical results, and the Company may have no material operations and no material sources of operating revenue, which may negatively impact the value and liquidity of our common stock.

The loss of these operations will also eliminate the Company’s primary sources of subsidiary cash flow, materially impairing its ability to service its remaining obligations from operating income and increasing its dependence on the net proceeds from the sales and the performance of its remaining Life Sciences segment operations. Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders, and to the extent the ability of the Company’s subsidiaries to distribute dividends or other payments to the Company could be limited in any way, our ability to grow, pursue business opportunities or make acquisitions that could be beneficial to our businesses, or otherwise fund and conduct our business could be materially limited. If the Company depends on distributions and loans from its subsidiaries to make payments on the Company’s debt, and if such subsidiaries were unable to distribute or loan money to the Company, the Company could default on its debt, which would permit the holders of such debt to accelerate the maturity of the debt, which may also accelerate the maturity of other debt of ours with cross-default or cross-acceleration provisions.

Our ability to sustain operations, fund ongoing corporate expenses, and service our remaining indebtedness following the sales will therefore be dependent upon the net proceeds received from the sales, the performance of our remaining operations, and our ability to identify and consummate future strategic transactions. Our future financial results will depend primarily on our remaining Pansend operations and Other segment, as well as any businesses we may acquire in the future, and any downturn in those remaining operations could have a material adverse effect on our financial condition, results of operations, and cash flows. There can be no guarantee that the DBMG Sale and Spectrum Merger will result in stronger long-term financial and operational results for our remaining business.

The DBMG Sale will trigger Change in Control provisions under the DBMG Credit Agreement (as defined below) and payment obligations under certain other instruments, and we may not have sufficient funds to satisfy those obligations.

Consummation of the DBMG Sale will constitute a Change in Control under the Amended and Restated Credit Agreement dated May 20, 2025 by and among DBMG, the lenders party thereto and UMB BANK, N.A. (the “DBMG Credit Agreement”), and, absent repayment, amendment or waiver, would constitute an Event of Default that could accelerate the obligations thereunder. We expect that the DBMG Credit Agreement obligations will be repaid or otherwise satisfied at or before closing, which will reduce the cash proceeds available to satisfy our corporate indebtedness and other obligations. Although the DBMG Sale is expressly excluded from the Change of Control provisions of the 2027 Senior Secured Notes Indenture and from the Business Combination Event provisions of the indenture governing our 2027 Convertible Notes (the “2027 Convertible Notes Indenture”), the transaction and receipt of its proceeds will result in or may give rise to other redemption or prepayment obligations under those and certain other instruments. These include repayment of the DBMG Credit Agreement obligations, permitted or required repayment of the Company’s revolving credit agreement with MSD PCOF Partners IX, LLC (the “Revolving Line of Credit”),the 2027 Senior Secured Notes and the 2027 Convertible Notes.

Pursuant to the July 31, 2026 supplemental indenture relating to the 2027 Senior Secured Notes, the DBMG Sale will not constitute an Asset Sale or a Change of Control under that indenture, but the net cash proceeds from the DBMG Sale, after any permitted repayment of revolving debt, must be applied to redeem the 2027 Senior Secured Notes within 15 days after receipt. In addition, the 2027 Convertible Notes Indenture requires that, after the indefeasible repayment and satisfaction in full in cash of all obligations under the 2027 Senior Secured Notes, the 2027 Senior Secured Notes Indenture and all other senior debt, we make an offer to purchase the 2027 Convertible Notes with the net cash proceeds from the DBMG Sale at a price in cash equal to 100% of the principal amount thereof (unless earlier redeemed), together with accrued and unpaid interest, if any, to the date of purchase, for settlement within 45 days of the DBMG Sale. The cash available to satisfy these obligations will depend on the final transaction consideration, closing adjustments, transaction expenses, amounts required to repay DBMG debt and the timing and value realized from any sale of the Buyer’s common stock received as consideration. Under the DBMG Transaction Agreement, the stock portion of the consideration for the DBMG Sale (the "DBMG Stock Consideration") will be subject to a lock-up period following closing of the DBMG Sale, which will expire upon the earlier to occur of 60 days after the closing date of the DBMG Sale and the date that the registration statement for the resale of the registration statement to register the resale by the Company of all shares received as Stock Consideration (the “DBMG Registration Statement”) is declared effective. The DBMG Transaction Agreement provides that Buyer will use its commercially reasonable efforts (i) if eligible for automatic effectiveness, to file the DBMG Registration Statement on an automatically effective basis promptly after it files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026 or (ii) otherwise to file the DBMG Registration Statement as promptly as practicable following the closing of the DBMG Sale. The cash portion of the proceeds that the Company receives from the DBMG Sale will not of itself be sufficient to repay the Company debt instruments that will come due, and the amount of proceeds received from any sale of the stock portion of the consideration for the DBMG Sale will depend upon market prices at the time of such sale. As a result, if the lock up period described above has not expired by the time at which the Company is required to repay its debt instruments, the Company would need to secure financing to make those payments, or secure payment extensions, in order to apply funds from sale of the stock portion of the DBMG Sale consideration to repayment of those instruments. There can be no assurance that we will have sufficient cash to make all required payments when due. Additionally, the amount of proceeds received from any sale of the stock portion of the consideration for the DBMG Sale will depend upon market prices at the time of such sale.

If cash consideration for the DBMG Sale and other available funds are not sufficient or available when required, a shortfall could prevent or delay the closing of the DBMG Sale, result in defaults or cross-defaults, accelerate other obligations and further impair the Company’s ability to continue as a going concern. If we fail to consummate sufficient asset sales, including the DBMG Sale, or the value of the consideration received is less than anticipated, we would be in violation of covenants under our indebtedness (absent waivers), would likely be unable to satisfy our debt service obligations and may be unable to continue as a going concern.

Our stockholders will not receive any of the proceeds of the DBMG Sale or the Spectrum Merger.

The net cash proceeds from the DBMG Sale, if consummated, must be applied to repayment of the DBMG Credit Agreement obligations, permitted or required repayment of the Revolving Line of Credit, and redemption of the 2027 Senior Secured Notes. We anticipate applying any remaining proceeds from sale of the stock portion of the consideration for the DBMG Sale to redemption or mandatory repurchase obligations in respect of the 2027 Convertible Notes. As a result, our stockholders should not expect to receive a distribution of any of proceeds of the DBMG Sale. We do not anticipate receiving any cash proceeds from the Spectrum Merger unless the CONX Affiliate (as defined below) exercises its option under the letter agreement dated as of May 29, 2026 by and among the Company, CONX Corp. and an affiliate of CONX Corp. (the “CONX Affiliate”), resulting in the sale to it of all or part of our remaining interest.

Indemnification obligations in connection with the DBMG Sale could result in unanticipated costs.

In connection with the probable sales of DBMG, we will be subject to indemnification obligations under the applicable sale agreements and related ancillary agreements. These indemnification obligations could result in unanticipated costs and could have a material adverse effect on our financial condition, results of operations, and cash flows. In addition, we remain liable for claims and expenses that may arise related to our business operations prior to the completion of the sales, and we may be subject to contingent liabilities related to the sales that could have a material adverse effect on our financial condition.

A default on our indebtedness or a decline in our market capitalization may impair our ability to file and have declared effective a Form S-3 and raise capital through registered equity offerings.

Our ability to file and have declared effective a Form S-3 for registered equity offerings requires, among other things, that we not have defaulted on any material installment of indebtedness for borrowed money since the end of the last fiscal year for which audited financial statements have been filed. A default—including as a result of a failure to consummate the DBMG Sale, a cross-default, or a missed payment—would disqualify us from filing and having declared effective a Form S-3 until audited financial statements covering the fiscal year in which the default occurred have been filed, regardless of any subsequent cure or waiver.

These constraints may materially limit our ability to raise equity capital through registered offerings, including any at-the-market program, at a time when we may need additional capital to fund operations, service remaining indebtedness, and pursue strategic alternatives, and if we are unable to file and have declared effective a Form S-3, we may be required to use the more costly and time-consuming Form S-1 or rely on exempt offerings that may not generate sufficient proceeds or may be available only on less favorable terms.

The unaudited pro forma financial information reflecting the effect of the Spectrum Merger and the DBMG Sale may not be indicative of our financial condition or results of operations following such transactions.

As of the date of this filing, the Spectrum Merger and the DBMG Sale have not been completed. There can be no assurance that the required regulatory approvals will be obtained or that either the Spectrum Merger or the

DBMG Sale will be completed on the terms described herein, or at all. The pro forma financial information we have included in our Current Report on Form 8-K filed on August 10, 2026 is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the Spectrum Merger and the DBMG Sale been completed as of the dates indicated or of our financial position or results of operations that we will experience following the Spectrum Merger and DBMG Sale, if successfully completed. The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the Spectrum Merger and DBMG Sale as if they had occurred on the dates assumed solely for purposes of the presentation. The pro forma financial information is based on historical financial statements and a number of assumptions and estimates, including assumptions regarding the accounting for the Spectrum Merger and DBMG Sale and related adjustments. Because the Spectrum Merger and DBMG Sale involve a substantial portion of our business, our future operations may differ materially from those reflected in the pro forma financial information. Accordingly, investors should not place undue reliance on the unaudited pro forma financial information when evaluating our future prospects.

We expect to become classified as a transient investment company.

Under the Investment Company Act of 1940, as amended (the “ICA”), a company may be deemed an investment company under Section 3(a)(1)(C) of the ICA if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

To comply with milestone covenants under certain of our debt agreements, we initiated sales processes for DBMG and Broadcasting and have been actively assessing a range of potential options in order to optimize the Company’s operational and financial position. Following completion of the DBMG Sale and Spectrum Merger, if successful, we expect that the investment securities we hold, including our minority interest in the entity surviving the Spectrum Merger, could exceed 40% of our total assets, exclusive of government securities and cash items, on an unconsolidated basis, and, accordingly, we expect to become an inadvertent investment company.

An inadvertent investment company is not subject to the registration obligations under the ICA if it can qualify for one of the exclusions under the ICA. One such exclusion, Rule 3a-2 under the ICA, allows a “transient investment company” a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis, provided certain conditions are met.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit on investment securities, on an unconsolidated basis, for at least three years after we cease being a transient investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings.

Unless an exemption such as that provided by Rule 3a-2 is available, classification as an investment company under the ICA requires registration with the SEC. If an investment company fails to register or qualify for an exemption, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and could require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, if we became an investment company and failed to qualify for transient investment company status, or to exit such status within the one year period provided by Rule 3a-2, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the ICA regime. The cost of such compliance would result in our incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact on our ability to conduct our operations.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations and the possible repayment of indebtedness.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

The Company has one class of securities registered under Section 12 of the Exchange Act: common stock, par value $0.001 per share. The following summary is a description of the material terms of the common stock. The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Third Amended Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and the Fourth Amended and Restated By-Laws, as amended (the “By-Laws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation, By-Laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “INNOVATE,” the “Company”, “we,” “our” and “us” refer to INNOVATE Corp., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value; and 20,000,000 shares of preferred stock, $0.001 par value.

Common Stock

Voting. The holders of the common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of the common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by the board of directors out of the assets or funds legally available for such dividends or distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the common stock would be entitled to share ratably in the assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences, such as those discussed below with respect to the preferred stock. In either such case, we must pay the applicable distribution to the holders of the preferred stock before we may pay distributions to the holders of the common stock.

Conversion, Redemption and Preemptive Rights. Holders of the common stock have no conversion, redemption, preemptive, subscription or similar rights. There are no sinking fund provisions applicable to our common stock.

Preferred Stock

Under our Certificate of Incorporation, the board of directors of the Company is authorized, subject to limitations prescribed by law and any consent rights granted to holders of outstanding shares of preferred stock, to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series. The board of directors has discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of the preferred stock. The terms and conditions of any issued preferred stock could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the common stock or otherwise be in their best interest.

Of the 20,000,000 shares of preferred stock authorized for issuance under our Certificate of Incorporation, 6,125 shares are designated and issued as Series A-3 Convertible Participating Preferred Stock (the “Series A-3 Preferred Stock”) and 1,937 shares are designated and issued as Series A-4 Convertible Participating Preferred Stock (the “Series A-4 Preferred Stock” and, together with the Series A-3 Preferred Stock, the “Preferred Stock”).

Dividends. The Preferred Stock accrues a cumulative quarterly cash dividend at an annualized rate of 7.50%. The accrued value of the Preferred Stock will accrete quarterly at an annualized rate of 4.00% that is reduced to 2.00% or 0.0% if the Company achieves specified rates of growth measured by increases in its net asset value; provided, that the accreting dividend rate will be 7.25% in the event that (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock is less than a certain threshold amount, (B) the Company’s common stock is not registered under Section 12(b) of the Exchange Act, or (C) the Company’s common stock is not listed on certain national securities exchanges or the Company is delinquent in the payment of any cash dividends. The Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of Company’s common stock on an as-converted basis.

Optional Conversion. Each share of Preferred Stock may be converted by the holder into shares of the common stock at any time based on the then-applicable Conversion Price (as defined in our Certificate of Incorporation).

Redemption by the Holders / Automatic Conversion. On July 1, 2026, holders of the Preferred Stock became entitled to cause the Company to redeem, out of legally available funds, the Preferred Stock at the accrued value per share plus accrued but unpaid dividends (to the extent not included in the accrued value of the Preferred Stock). On June 30, 2026, the holder of the outstanding Preferred Stock delivered a redemption notice requiring the Company to redeem those shares at the redemption price (accrued value plus all accrued and unpaid dividends, to the extent not included in the accrued value). The Company did not have sufficient legally available funds to pay the redemption price in cash or other assets. Under the terms of the certificates of designation, because the preferred shares were not redeemed when required, they remain outstanding and continue to be entitled to all powers, designations, preferences, and other rights, including the right to accrual and payment of dividends and conversion rights. Accordingly, because the shares remain outstanding and the holder continues to be entitled to the contractual rights and preferences associated with those shares, the Preferred Stock continue to be classified in temporary equity.

Upon a change of control (as defined in our Certificate of Incorporation) holders of the Preferred Stock shall be entitled to cause the Company to redeem their Preferred Stock at a price per share of Preferred Stock equal to the greater of (i) the accrued value of the Preferred Stock, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Preferred Stock), and (ii) the value that would be received if the share of Preferred Stock were converted into shares of the Company’s common stock immediately prior to the change of control.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), the holders of Preferred Stock will be entitled to receive per share the greater of (i) the accrued value of the Preferred Stock, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Preferred Stock), and (ii) the value that would be received if the share of Preferred Stock were converted into shares of the Company’s common stock immediately prior to such occurrence. The Preferred Stock will rank junior to any existing or future indebtedness but senior to the Company’s common stock and any future equity securities other than any future senior or pari passu preferred stock issued in compliance with our Certificate of Incorporation. The Series A-3 Preferred Stock and the Series A-4 Preferred Stock rank at parity.

Voting Rights. Except as required by applicable law, the holders of the shares of the Preferred Stock will be entitled to vote on an as-converted basis with the holders of the Company’s common stock on all matters submitted to a vote of the holders of the Company’s common stock.

Consent Rights.  For so long as any of the Preferred Stock is outstanding, consent of the holders of shares representing at least 75% of certain of the Preferred Stock then outstanding is required for certain material actions.

Participation Rights. Pursuant to the securities purchase agreements entered into with the initial purchasers of the Series A-3 Preferred Stock, subject to meeting certain ownership thresholds, certain purchasers of the Series A-3 Preferred Stock are entitled to participate, on a pro-rata basis in accordance with their ownership percentage, determined on an as-converted basis, in issuances of equity and equity linked securities by the Company. In addition, subject to meeting certain ownership thresholds, certain initial purchasers of the Series A-3 Preferred Stock will be entitled to participate in issuances of preferred securities and in debt transactions of the Company.

As of June 30, 2026, the Series A-3 Preferred Stock and Series A-4 Preferred Stock were convertible into 311,475 and 67,673 shares, respectively, of INNOVATE’s common stock.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, By-Laws and Other Agreements

Our Certificate of Incorporation expressly provides that the Company shall not be governed by Section 203 of the DGCL, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. Our board of directors has the authority under our Certificate of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Special Meeting of Stockholders

Our By-Laws provide that special meetings of the stockholders may only be called by our Chairman, our Chief Executive Officer or our President or by our board of directors pursuant to a resolution approved by a majority of the then authorized number of directors. The inability of our stockholders to call a special meeting may have the effect of discouraging or deterring a potential acquirer from attempting to obtain control of us.

Advance Notice Procedures

Our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our By-Laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the advance notice requirements of our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “VATE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or shares of preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•    the offering price;

•    the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•    the number of warrants offered;

•    the exercise price and the amount of securities you will receive upon exercise;

•    the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•    the rights, if any, we have to redeem the warrants;

•    the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•    the name of the warrant agent; and

•    any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, or shares of our preferred stock. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•    the price, if any, for the subscription rights;

•    the number and terms of each share of common stock or preferred stock which may be purchased per each subscription right;

•    the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•    the extent to which the subscription rights are transferable;

•    any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•    any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•    the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•    the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•    if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our preferred securities of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•    directly to one or more purchasers;

•    through agents;

•    to or through underwriters, brokers or dealers; or

•    through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

•    a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•    purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•    ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•    privately negotiated transactions;

•    settlement of short sales;

•    transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

•    an exchange distribution in accordance with the rules of the applicable exchange; or

•    a combination of any such methods of sale.

We may also enter into hedging transactions. For example, we may:

• enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

• sell securities short and redeliver such shares to close out our short positions;

• enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of common stock under this prospectus; or loan or pledge shares of common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•    the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•    the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•    any delayed delivery arrangements;

•    any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•    any discounts or concessions allowed or reallowed or paid to dealers; and

•    any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•    at a fixed price or prices, which may be changed;

•    at market prices prevailing at the time of sale;

•    at prices related to the prevailing market prices; or

•    at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. Such at-the-market offerings may be conducted by underwriters acting as principal or agent.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than shares of our common stock, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of shares of common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the shares of common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Innovate Corp. (the Company) as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee		$13,810.00
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Printing Fees	$	*
Transfer Agents’ Fees and Expenses	$	*
Stock Exchange Listing Fees	$	*
Miscellaneous	$	*
Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its Certificate of Incorporation to eliminate or limit the personal liability of a director or officer for violations of such director or officer’s fiduciary duty, except:

•    a director or officer for any breach of such director or officer’s duty of loyalty to the corporation or its stockholders;

•    a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•    a director, pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions);

•    a director or officer for any transaction from which such director or officer derived an improper personal benefit; and

•    an officer in any action by or in the right of the corporation.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The registrant’s Certificate of Incorporation and By-Laws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.

Item 16. List of Exhibits.

The following exhibits to this registration statement are incorporated by reference herein.

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
2.1
Stock Purchase Agreement, dated March 26, 2021, by and among INNOVATE 2 Corp (f/k/a HC2 Holdings 2, Inc.), Continental Insurance Group, Ltd. and Continental General Holdings LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by INNOVATE on March 29, 2021) (File No. 001-35210).

3.1
Third Amended and Restated Certificate of Incorporation of INNOVATE Corp., dated September 30, 2024 (incorporated by reference to Exhibit 4.1 to INNOVATE’s Form S-8 Registration Statement, filed with the SEC on October 30, 2024 (File No. 001-35210).

3.2
Fourth Amended and Restated By-Laws of INNOVATE Corp (f/k/a HC2 Holdings, Inc.) dated February 21, 2019 (incorporated by reference to Exhibit 3.1 to INNOVATE’s Current Report on Form 8-K, filed on February 25, 2019) (File No. 001-35210).

3.3
Amendment #1 to Fourth Amended and Restated By-Laws of INNOVATE Corp., (f/k/a HC2 Holdings Inc.) effective September 20, 2021 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 19, 2021) (File No. 001-35210).

4.1
Second Amended and Restated Registration Rights Agreement, dated as of January 5, 2015, by and among INNOVATE Corp (f/k/a HC2 Holdings, Inc.), the initial purchasers of the Series A Preferred Stock, the initial purchasers of the Series A-1 Preferred Stock and the purchasers of the Series A-2 Preferred Stock (incorporated by reference to Exhibit 10.2 on INNOVATE's Current Report on Form 8-K, filed on January 9, 2015) (File No. 001-35210).

4.2
Registration Rights Agreement dated as of September 9, 2020, by and between INNOVATE Corp and Lancer Capital LLC (incorporated by reference to Exhibit 4.21 to INNOVATE’s Annual Report on Form 10-K, filed on March 31, 2025) (File No. 001-35210).

4.3
Registration Rights Agreement dated as of March 5, 2024 by and between INNOVATE Corp. and Lancer Capital LLC (incorporated by reference to Exhibit 10.71 to the Annual Report on Form 10-K filed on March 6, 2024 (File No. 001-35210).

4.4*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.
4.5*	Form of Depositary Agreement (including form of Depositary Receipt).
4.6*	Form of Warrant Agreement (including form of Warrant Certificate).
4.7*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).
4.8*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).
4.9*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
107.1	Filing Fee Table.
* To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:
i.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

ii.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

5.    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 10, 2026.

INNOVATE CORP.

By:	/S/ PAUL K. VOIGT
	Name:	Paul K. Voigt
	Title:	Interim Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Paul K. Voigt and Michael J. Sena and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 10, 2026.

Signature	Title	Date

/S/ PAUL K. VOIGT	Interim Chief Executive Officer	August 10, 2026
Paul K. Voigt	(Principal Executive Officer)

/S/ MICHAEL J. SENA	Chief Financial Officer	August 10, 2026
Michael J. Sena	(Principal Financial and Accounting Officer)

/S/ AVRAM A. GLAZER	Chairman of the Board	August 10, 2026
Avram A. Glazer

/S/ BRIAN S. GOLDSTEIN	Director	August 10, 2026
Brian S. Goldstein

/S/ WARREN H. GFELLER	Director	August 10, 2026
Warren H. Gfeller

/S/ AMY WILKINSON	Director	August 10, 2026
Amy Wilkinson